UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): October 19, 2012

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

DE	1-33100	43-2109021
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number:	(I.R.S. Employer Identification No.)

One Owens Corning Parkway

Toledo, OH 43659

(Address of Principal Executive Offices, Including Zip Code)

419-248-8000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 19, 2012, Owens Corning issued a press release announcing that it is amending its tender offers to purchase up to $350 million aggregate principal amount of two series of its senior notes by increasing the price that it is offering by changing the fixed spread used to calculate the applicable consideration for each series of senior notes. Owens Corning has previously delivered to holders of the two series of senior notes that are the subject of the tender offers an Offers to Purchase For Cash, dated October 17, 2012, and a related Letter of Transmittal. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of October 19, 2012

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Owens Corning

Date: October 19, 2012	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of October 19, 2012.